UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 27, 2013

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 22, 2013, David P. Bailis informed the Company’s Chairman he will retire from the board at the end of his term, April 2013.  As a director Mr. Bailis received certain automatic grants of restricted stock under the Company’s 2002 Equity Incentive Plan. That plan provides that all such shares of restricted stock previously granted to a director which are still subject to restrictions under the Plan at the time of the director’s departure from the board, and all retained dividends associated with such shares, will be forfeited; provided, however, that the Compensation Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such shares of restricted stock.  On February 27, 2013, the Compensation Committee determined that in recognition of Mr. Bailis’ service as a director of the Company, the restrictions relating to the shares scheduled to vest in late April and early May of 2013 (totaling 11,650 shares) will be waived.  All other unvested shares of restricted stock held by Mr. Bailis will be forfeited as of April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: February 27, 2013	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary